                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-52260) and Form S-8 (No. 333-52258) of Juniper Networks, Inc. of our report dated November 29, 2000 relating to the financial statements of Micro Magic, Inc., which appears in the Current Report on Form 8-K of Juniper Networks, Inc. dated December 8, 2000.

/s/ PricewaterhouseCoopers LLP

San Jose, California
December 19, 2000